Exhibit 99.1

Allied Esports Entertainment Announces $5 Million Investment by

Leading Real Estate Operator

Agreement to Allow Allied Esports to Further Expand New On-Mall Esports Venues

IRVINE, Calif. (January 14, 2020) – Allied Esports Entertainment (NASDAQ: AESE), a global esports entertainment company, today announced that Brookfield Property Partners (NASDAQ: BPY), one of the world’s premier real estate companies, will become a shareholder of the company through a $5 million equity investment.

Per the agreement and strategic alliance, Brookfield Properties, the global real estate operating arm of Brookfield Asset Management, will bring Allied Esports’ new on-mall esports venue concept to its existing retail destinations. The two companies will collaborate on the development of dedicated esports venues and gaming experiences that will be designed for tournament play of all levels, with PCs and consoles available for daily use, complete broadcast and streaming production capabilities, full food and beverage options, and experiential retail.

“As esports continues a pattern of tremendous growth, infrastructure and the creation of live, in-person experiences for gamers of all levels will become paramount to the overall ecosystem and the communities that are being developed,” said Frank Ng, CEO of Allied Esports Entertainment. “Retail locations like shopping malls are the perfect foundation for this industry innovation and we’re excited to expand our on-mall presence with a global leader like Brookfield Properties.”

Allied Esports’ new on-mall concept has been created to complement its flagship location, HyperX Esports Arena Las Vegas, as well as additional brick-and-mortar and mobile facilities around the world that are part of the Allied Esports Property Network. Allied Esports recently announced that its first on-mall location will be at Mall of Georgia, and the initial Brookfield location is expected to follow.

Allied Esports Entertainment will file with the U.S. Securities and Exchange Commission a Current Report on Form 8-K further describing the terms of the agreement.

About Allied Esports Entertainment

Allied Esports Entertainment (NASDAQ: AESE) is a global esports entertainment venture dedicated to providing transformative live experiences, multiplatform content and interactive services to audiences worldwide through its strategic fusion of two powerful entertainment brands: Allied Esports International, Inc. (Allied Esports) and the World Poker Tour (WPT). Allied Esports Entertainment was created in August 2019 when Black Ridge Acquisition Corp. completed its business combination with Allied Esports and WPT Enterprises.

Allied Esports is an award-winning, innovative esports company comprised of a global network of dedicated esports properties and content production facilities. Its mission is to connect players, streamers and fans around the world through integrated arenas, including its flagship venue, HyperX Esports Arena Las Vegas, its fleet of mobile esports trucks, the HyperX Esports Trucks, and affiliate members of the Allied Esports Property Network, which serve as both competition battlegrounds and everyday content generation hubs.

World Poker Tour is the premier name in internationally televised gaming and entertainment with brand presence in land-based tournaments, television, online, and mobile. WPT ignited the global poker boom in 2002 with the creation of its iconic television show, now in its 18th season, based on a series of high-stakes poker tournaments. ClubWPT.com is a unique online membership platform that offers inside access to the WPT.

For more information about Allied Esports Entertainment and its subsidiaries, please visit AlliedEsportsEnt.com.

Forward Looking Statements

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of us, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: our ability to execute on our business plan; our ability to retain key personnel; general economic and market conditions impacting demand for our products and services; adequacy of our funds for future operations; our future expenses, revenue and profitability; our ability to develop new products; our dependence on key suppliers, manufacturers and strategic partners; and industry trends and the competitive environment in which we operate. These and other risk factors are discussed in our reports filed with the Securities and Exchange Commission. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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Media Contact:

Brian Fisher

Allied Esports

brian@alliedesports.com

Investor Contact:

Lasse Glassen

Addo Investor Relations

lglassen@addoir.com

424-238-6249